                                                                     EXHIBIT 4.4

                                                                  Execution Copy

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                               TeleCorp PCS, Inc.

                   Senior Subordinated Discount Notes due 2011





                         -------------------------------

                                    INDENTURE

                            Dated as of April 6, 2001


                         -------------------------------



                               Firstar Bank, N.A.

                                     Trustee






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
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                                                 TABLE OF CONTENTS


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                                                     ARTICLE 1

                                    DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions...................................................................................1
Section 1.02.       Other Definitions............................................................................26
Section 1.03.       Incorporation by Reference of Trust Indenture Act............................................26
Section 1.04.       Rules of Construction........................................................................27


                                                     ARTICLE 2

                                                  THE SECURITIES

Section 2.01.       Initial Securities Issuable in Tranches......................................................27
Section 2.02.       Form and Dating..............................................................................28
Section 2.03.       Execution and Authentication.................................................................28
Section 2.04.       Registrar and Paying Agent...................................................................29
Section 2.05.       Paying Agent To Hold Money in Trust..........................................................29
Section 2.06.       Securityholder Lists.........................................................................30
Section 2.07.       Transfer and Exchange........................................................................30
Section 2.08.       Replacement Securities.......................................................................31
Section 2.09.       Outstanding Securities.......................................................................31
Section 2.10.       Temporary Securities.........................................................................31
Section 2.11.       Cancellation.................................................................................32
Section 2.12.       Defaulted Interest...........................................................................32
Section 2.13.       CUSIP Numbers................................................................................32


                                                     ARTICLE 3

                                                    REDEMPTION

Section 3.01.       Notices to Trustee...........................................................................32
Section 3.02.       Selection of Securities To Be Redeemed.......................................................33
Section 3.03.       Notice of Redemption.........................................................................33
Section 3.04.       Effect of Notice of Redemption...............................................................34
Section 3.05.       Deposit of Redemption Price..................................................................34
Section 3.06.       Securities Redeemed in Part..................................................................34

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                                                     ARTICLE 4

                                                     COVENANTS
Section 4.01.       Payment of Securities........................................................................34
Section 4.02.       Provision of Financial Information...........................................................35
Section 4.03.       Limitation on Incurrence of Indebtedness.....................................................35
Section 4.04.       Limitation on Restricted Payments............................................................39
Section 4.05.       Limitation on Restrictions Affecting Restricted Subsidiaries.................................43
Section 4.06.       Limitation on Certain Asset Dispositions.....................................................44
Section 4.07.       Limitation on Transactions with Affiliates...................................................46
Section 4.08.       Change of Control............................................................................48
Section 4.09.       Compliance Certificate.......................................................................49
Section 4.10.       Further Instruments and Acts.................................................................49
Section 4.11.       Future Subsidiary Guarantors.................................................................49
Section 4.12.       [Intentionally Omitted]......................................................................49
Section 4.13.       Limitation on Designations of Unrestricted Subsidiaries......................................49
Section 4.14.       Limitation on Layered Indebtedness...........................................................50
Section 4.15.       Additional Activities........................................................................51


                                                    ARTICLE 5

                                                 SUCCESSOR COMPANY

Section 5.01.       Merger, Consolidation and Certain Sales of Assets............................................51


                                                     ARTICLE 6

                                               DEFAULTS AND REMEDIES

Section 6.01.       Events of Default............................................................................52
Section 6.02.       Acceleration.................................................................................54
Section 6.03.       Other Remedies...............................................................................54
Section 6.04.       Waiver of Past Defaults......................................................................54
Section 6.05.       Control by Majority..........................................................................55
Section 6.06.       Limitation on Suits..........................................................................55
Section 6.07.       Rights of Holders To Receive Payment.........................................................55
Section 6.08.       Collection Suit by Trustee...................................................................56
Section 6.09.       Trustee May File Proofs of Claim.............................................................56
Section 6.10.       Priorities...................................................................................56
Section 6.11.       Undertaking for Costs........................................................................56
Section 6.12.       Waiver of Stay or Extension Laws.............................................................57
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
                                                     ARTICLE 7

                                                      TRUSTEE
Section 7.01.       Duties of Trustee............................................................................57
Section 7.02.       Rights of Trustee............................................................................58
Section 7.03.       Individual Rights of Trustee.................................................................59
Section 7.04.       Trustee's Disclaimer.........................................................................59
Section 7.05.       Notice of Defaults...........................................................................59
Section 7.06.       Reports by Trustee to Holders................................................................59
Section 7.07.       Compensation and Indemnity...................................................................59
Section 7.08.       Replacement of Trustee.......................................................................60
Section 7.09.       Successor Trustee by Merger..................................................................61
Section 7.10.       Eligibility; Disqualification................................................................61
Section 7.11.       Preferential Collection of Claims Against Company............................................61
Section 7.12.       Trustee Acting as Paying Agent or Registrar..................................................62


                                                     ARTICLE 8

                                        DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.       Discharge of Liability on Securities; Defeasance.............................................62
Section 8.02.       Conditions to Defeasance.....................................................................63
Section 8.03.       Application of Trust Money...................................................................64
Section 8.04.       Repayment to Company.........................................................................64
Section 8.05.       Indemnity for Government Obligations.........................................................64
Section 8.06.       Reinstatement................................................................................64


                                                     ARTICLE 9

                                                    AMENDMENTS

Section 9.01.       Without Consent of Holders...................................................................65
Section 9.02.       With Consent of Holders......................................................................66
Section 9.03.       Compliance with Trust Indenture Act..........................................................66
Section 9.04.       Revocation and Effect of Consents and Waivers................................................66
Section 9.05.       Notation on or Exchange of Securities........................................................67
Section 9.06.       Trustee To Sign Amendments...................................................................67
Section 9.07.       Payment for Consent..........................................................................67


                                                    ARTICLE 10

                                                   SUBORDINATION

Section 10.01.      Agreement To Subordinate.....................................................................68
Section 10.02.      Liquidation, Dissolution, Bankruptcy.........................................................68
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Section 10.03.      Default on Senior Indebtedness...............................................................68
Section 10.04.      Acceleration of Payment of Securities........................................................69
Section 10.05.      When Distribution Must Be Paid Over..........................................................69
Section 10.06.      Subrogation..................................................................................69
Section 10.07.      Relative Rights..............................................................................70
Section 10.08.      Subordination May Not Be Impaired by Company.................................................70
Section 10.09.      Rights of Trustee and Paying Agent...........................................................70
Section 10.10.      Distribution or Notice to Representative.....................................................70
Section 10.11.      Article 10 Not To Prevent Events of Default or Limit Right To Accelerate.....................70
Section 10.12.      Trust Moneys Not Subordinated................................................................70
Section 10.13.      Trustee Entitled To Rely.....................................................................71
Section 10.14.      Trustee To Effectuate Subordination..........................................................71
Section 10.15.      Trustee Not Fiduciary for Holders of Senior Indebtedness.....................................71
Section 10.16.      Reliance by Holders of Senior Indebtedness on Subordination Provisions.......................71
Section 10.17.      Trustee's Compensation Not Prejudiced........................................................72
Section 10.18.      Defeasance...................................................................................72


                                                    ARTICLE 11

                                               SUBSIDIARY GUARANTEES

Section 11.01.      Subsidiary Guarantees........................................................................72
Section 11.02.      Limitation on Liability......................................................................74
Section 11.03.      Successors and Assigns.......................................................................75
Section 11.04.      No Waiver....................................................................................75
Section 11.05.      Modification.................................................................................75
Section 11.06.      Execution of Supplemental Indenture for Future Subsidiary Guarantors.........................75


                                                    ARTICLE 12

                                    SUBORDINATION OF THE SUBSIDIARY GUARANTEES

Section 12.01.      Agreement To Subordinate.....................................................................75
Section 12.02.      Liquidation, Dissolution, Bankruptcy.........................................................76
Section 12.03.      Default on Designated Senior Indebtedness of a Subsidiary Guarantor..........................76
Section 12.04.      Demand for Payment...........................................................................77
Section 12.05.      When Distribution Must Be Paid Over..........................................................77
Section 12.06.      Subrogation..................................................................................77
Section 12.07.      Relative Rights..............................................................................77
Section 12.08.      Subordination May Not Be Impaired by a Subsidiary Guarantor..................................78
Section 12.09.      Rights of Trustee and Paying Agent...........................................................78
Section 12.10.      Distribution or Notice to Representative.....................................................78
Section 12.11.      Article 12 Not To Prevent Events of Default or Limit Right To Accelerate.....................78
Section 12.12.      Trustee Entitled To Rely.....................................................................78
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
Section 12.13.      Trustee To Effectuate Subordination..........................................................79
Section 12.14.      Trustee Not Fiduciary for Holders of Senior Indebtedness of a Subsidiary Guarantor...........79
Section 12.15.      Reliance by Holders of Senior Indebtedness of a Subsidiary Guarantor on Subordination
                       Provisions................................................................................79
Section 12.16.      Defeasance...................................................................................79


                                                    ARTICLE 13

                                            SATISFACTION AND DISCHARGE

Section 13.01.      Satisfaction and Discharge of Indenture......................................................80
Section 13.02.      Application of Trust Money...................................................................80


                                                    ARTICLE 14

                                                   MISCELLANEOUS

Section 14.01.      Trust Indenture Act Controls.................................................................81
Section 14.02.      Notices......................................................................................81
Section 14.03.      Communication by Holders with Other Holders..................................................81
Section 14.04.      Certificate and Opinion as to Conditions Precedent...........................................82
Section 14.05.      Statements Required in Certificate or Opinion................................................82
Section 14.06.      When Securities Disregarded..................................................................82
Section 14.07.      Rules by Trustee, Paying Agent and Registrar.................................................82
Section 14.08.      Legal Holidays...............................................................................83
Section 14.10.      No Recourse Against Others...................................................................83
Section 14.11.      Successors...................................................................................83
Section 14.12.      Multiple Originals...........................................................................83
Section 14.13.      Table of Contents; Headings..................................................................83
Section 14.14.      Acts of Securityholders......................................................................83

Appendix A        -   Provisions Relating to Initial Securities, Private Exchange Securities and Exchange Securities
Exhibit A         -   Form of Initial Security
Exhibit B         -   Form of Exchange Security
Exhibit C         -   Form of Supplemental Indenture
Exhibit D         -   Form of Transferee Letter of Representation

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                                      -v-

          INDENTURE dated as of April 6, 2001 among TeleCorp PCS, Inc., a Delaware corporation (the "Company") and Firstar Bank, N.A., a national association under the laws of the United States, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Senior Subordinated Discount Notes due 2011 issued under this indenture.

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

          Section 1.01. Definitions.
                        ------------

          "Accreted Value" means with respect to each Security, (a) as of any date of determination prior to April 15, 2006, the sum of:

          (1) the initial offering price of each Security to the Initial Purchaser; and

          (2) the portion of the excess of the principal amount of each Security over such initial offering price, which shall have been amortized by the Company in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each interest payment date at the rate of interest to be paid commencing April 15, 2006 as stated in such Security per annum from the date of issuance of such Security through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and

          (b) as at any time on or after April 15, 2006, the principal amount of each Security on such date.

          "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person:

          (1) existing at the time such Person becomes a Restricted Subsidiary;
     or

          (2) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Airadigm" means Airadigm Communications, Inc.

          "Annualized Pro Forma Consolidated Operating Cash Flow" of a Person means Consolidated Cash Flow for the latest two full fiscal quarters for which consolidated financial statements of such Person are available multiplied by two. For purposes of calculating "Consolidated Cash Flow" for any period for purposes of this definition only:

          (1) any Subsidiary of such Person that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been a Restricted Subsidiary at all times during such period; and

          (2) any Subsidiary of such Person that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such period.

          In addition to and without limitation of the foregoing, for purposes of this definition only, "Consolidated Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of an Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such two-fiscal-quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Disposition or Asset Acquisition occurred on the first day of the Reference Period.

          "Asset Acquisition" means:

          (1) any purchase or other acquisition (by means of transfer of cash, Indebtedness or other property to others or payment for property or services for the account or use of others or otherwise) of Capital Stock of any Person by any other Person or any Restricted Subsidiary of such other Person, in either case, pursuant to which such Person shall become a Restricted Subsidiary of such other Person or shall be merged with or into such other Person or any Restricted Subsidiary of such other Person; or

          (2) any acquisition by any Person or any Restricted Subsidiary of any Person of the property or assets of any other Person which constitute all or substantially all of an operating unit or line of business of such other Person.

          "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or Sale/Leaseback Transaction) of:

          (1) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares);

          (2) any License for the provision of wireless telecommunications services held by the Company or any Restricted Subsidiary (whether by sale of Capital Stock or otherwise); or

          (3) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business;

     provided, however, that an Asset Disposition shall not include:
     --------  -------

               (A) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary or by the Company to any Restricted Subsidiary;

               (B) any sale, transfer or other disposition of defaulted receivables for collection;

               (C) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article 5;

               (D) any disposition that constitutes a Change of Control; or

               (E) any sale, transfer or other disposition of shares of Capital Stock of any Marketing Affiliate; provided that such Marketing
                                            --------
          Affiliate is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof; or

               (F) any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $15,000,000.

          "AT&T Wireless" means AT&T Wireless PCS, LLC, a Delaware corporation.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing:

          (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments by

          (2) the sum of all such principal or liquidation value payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of a Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Bankruptcy Law" means Title 11, United States Code, or any similar
                                           ------------------
federal or state law for the relief of debtors.

          "board of directors" of any Person means the board of directors, management committee or other governing body of such Person.

          "BTA" means a Basic Trading Area, as defined in 47 C.F.R. (S)24.202.

          "Business Day" means any date which is not a Legal Holiday.

          "C-Block License" means any License in the C block as set forth in parts 1 and 24 of Title 47 of the Code of Federal Regulations.

          "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

          "Cash Equity Investors" means CB Capital Investors, L.P., Equity-Linked Investors-II, Private Equity Investors III, L.P., Hoak Communications Partners, L.P., HCP Capital Fund, L.P., Whitney Equity Partners, L.P., J. H. Whitney III, L.P., Whitney Strategic Partners III, L.P., Media/Communications Partners III Limited Partnership, Media/Communications Investors Limited Partnership, One Liberty Fund III, L.P., One Liberty Fund IV, L.P., Toronto Dominion Investments, Inc., Northwood Ventures LLC, Northwood Capital Partners LLC, Gerald Vento, Thomas Sullivan, Gilde International B.V., CIHC, Incorporated and Dresdner Kleinwort Benson Private Equity LLC, Trillium PCS, LLC, Triune PCS, LLC, MF Financial, General Electric Capital Corporation, FCA Ventures Pts II, Southern Farm Bureau, M3 LLC, McCarty Communications, LLC, and Mercury PCS Investors.

          "Cash Equivalents" means:

          (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (2) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service;

          (3) investments in certificates of deposit, banker's acceptance and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause
     (3) above; and

          (5) money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

          "Change of Control" means the assurance of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or Permitted Holders or a person or group controlled by a Permitted Holder or Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all such securities that such person has the right to acquire within one year, upon the happening of an event or otherwise) directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding Voting Stock;

          (2) the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of directors of the Company: individuals who, on the date of this Indenture, constitute the board of directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the board of directors of the Company or nomination for election by the Company's stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or made in accordance with the terms of the Stockholders' Agreement; or

          (3) the stockholders of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of this Indenture).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Commission" means the Securities and Exchange Commission.

          "Communications Act" means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Company Credit Agreement" means any credit agreement among the Company, one or more agents (if applicable) and one or more financial institutions, as lenders, as amended, waived or otherwise modified from time to time (except to the extent that any such agreement, amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Required Holders).

          "Consolidated Cash Flow" of any Person means, for any period, the Consolidated Net Income of such Person for such period:

          (1) increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication):

               (A) Consolidated Interest Expense of such Person for such period; plus

               (B) Consolidated Income Tax Expense of such Person for such period; plus

               (C) the consolidated depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period; plus

               (D) any other non-cash charges of such Person and its Restricted Subsidiaries for such period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

          (2) decreased (to the extent Consolidated Net Income for such period has been increased thereby) by any non-cash gains from Asset Dispositions.

          "Consolidated Income Tax Expense" of any Person means, for any period, the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" for any Person means, for any period, without duplication:

          (1) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP (including, without limitation, (a) any amortization of debt discount, (b) the net costs under Hedging Agreements, (c) all capitalized interest, (d) the interest portion of any deferred payment obligation and (e) all amortization of any premiums, fees and expenses payable in connection with the Incurrence of any Indebtedness); plus

          (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued, by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom:
--------  -------

          (1) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction;

          (2) the net income (but not loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof);

          (3) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period;

          (4) gains or losses (other than for purposes of calculating Consolidated Net Income under clause (C) of paragraph (a) of Section 4.04) on Asset Dispositions by such Person or its Restricted Subsidiaries;

          (5) all extraordinary gains (but not, other than for purposes of calculating Consolidated Net Income under clause (C) of paragraph (a) under
     Section 4.04, losses) determined in accordance with GAAP; and

          (6) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Credit Agreements" means the collective reference to the Company Credit Agreement, the Wireless Credit Agreement and the Tritel Credit Agreement.

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

          "Designated Covenants" means the covenants contained in Sections 4.03, 4.04(a)(2), 4.04(a)(4), 4.05 and 4.07 (but only as to funds constituting proceeds from the Securities as determined in the reasonable judgement of the board of directors of the Company), in each case, including any defined terms contained therein.

          "Designated Senior Indebtedness" of the Company means:

          (1) so long as outstanding, Bank Indebtedness; and

          (2) so long as outstanding, any other Senior Indebtedness which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25,000,000 and which has been so designated as Designated Senior Indebtedness by the board of directors of the Company at the time of its initial issuance in a resolution delivered to the Trustee. "Designated Senior Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

          "Designation" has the meaning set forth in Section 4.13.

          "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not
                   --------  -------
constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 4.08.

          "Equipment Subsidiary" means any Wholly Owned Subsidiary of the Company designated as an Equipment Subsidiary under the Company Credit Agreement.

          "Equity Offering" means any public or private sale of Qualified Stock made on a primary basis by the Company after the date of this Indenture, including through the issuance or sale of Qualified Stock to one or more Strategic Equity Investors.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Exchange and Registration Rights Agreement" means (i) the Exchange and Registration Rights Agreement, to be dated the date of this Indenture, between the Company and the Initial Purchaser and (ii) any other substantially similar agreement among the Company and the purchasers named therein providing exchange and registration rights to the holders of any Initial Securities issued under this Indenture.

          "Exchange Securities" means, collectively, debt securities of the Company that are identical in all material respects to a particular Tranche of Initial Securities, except for transfer restrictions relating to the relevant Initial Securities, issued in a like aggregate principal amount at maturity of the relevant Initial Securities pursuant to an Exchange and Registration Rights Agreement.

          "Exchange Offer" means a registered exchange offer for the Securities undertaken by the Company pursuant to the Exchange and Registration Rights Agreement.

          "Expiration Date" means the expiration date with respect to any Offer to Purchase.

          "F-Block License" means any License in the F block as set forth in parts 1 and 24 of Title 47 of the Code of Federal Regulations.

          "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the board of directors of the Company acting in good faith.

          "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

          "FCC Debt" means Indebtedness owed to the United States Treasury Department or the FCC that is incurred in connection with the acquisition of a License.

          "Foreign Subsidiaries" of any Person means any Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

          "Hedging Agreement" means any interest rate, currency or commodity swap agreement, interest rate, currency or commodity future agreement, interest rate cap or collar agreement, interest rate, currency or commodity hedge agreement and any put, call or other agreement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the registrar's books.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into, or consolidates with, the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into, or consolidated with, the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into, or consolidates with, the Company or any Restricted Subsidiary.

          "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

          (1) every obligation of such Person for money borrowed;

          (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

          (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

          (5) every Capital Lease Obligation of such Person;

          (6) every net obligation under Hedging Agreements or similar agreements of such Person; and

          (7) every obligation of the type referred to in clauses (1) through
     (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

          Indebtedness shall:

          (1) include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company and any Restricted Subsidiary and any Preferred Stock of a Subsidiary of the Company;

          (2) never be calculated taking into account any cash and Cash Equivalents held by such Persons;

          (3) not include obligations arising from agreements of the Company or a Restricted Subsidiary to provide for indemnification, adjustment of purchase price,. earn-out or other similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary.

The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount thereof, in the case of any Indebtedness other than Indebtedness issued with original issue discount; and

          (3) the greater of the maximum repurchase or redemption price or liquidation preference thereof, in the case of any Disqualified Stock or Preferred Stock.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Ineligible Subsidiary" means:

          (1) any Special Purpose Subsidiary;

          (2)  any Subsidiary Guarantor;

          (3) any Subsidiary of the Company that, directly or indirectly, owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; and

          (4) any Subsidiary of the Company that, directly or indirectly, owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, any other Subsidiary of the Company that is not eligible to be designated as an Unrestricted Subsidiary.

          "Initial Purchaser" means Lucent.

          "Initial Securities Resolution" means a resolution authorizing a Tranche adopted by the board of directors of the Company or by a committee of Officers or an Officer pursuant to delegation by the board of directors of the Company.

          "Initial Security" or "Initial Securities" means any debt security or securities issued from time to time under the Indenture excluding any Exchange Security or Exchange Securities and Private Exchange Security or Private Exchange Securities.

          "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person.

          "Issue Date" means the date on which the Securities are originally issued.

          "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

          "License" means any broadband Personal Communications Services license issued by the FCC in connection with the operation of a System.

          "License Subsidiary" means any Wholly Owned Restricted Subsidiary of the Company designated as a License Subsidiary under the Company Credit Agreement.

          "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "liquidated damages" means any liquidated damages payable under a Registration Agreement.

          "Lucent" means Lucent Technologies Inc., a Delaware corporation.

          "Lucent Note Purchase Agreement" means the Note Purchase Agreement dated as of October 29, 1999, between TeleCorp Wireless and Lucent, as amended as of the date of this Indenture.

          "Management Stockholders" means Gerald T. Vento and Thomas H.
Sullivan.

          "Marketing Affiliate" means any Person which engages in no activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof.

          "MTA" means a Major Trading Area, as defined in 47 C.F.R. (S)24.202.

          "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes accrued as a liability as a consequence of such Asset Disposition;

          (2) all payments made by such Person or any of its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

          (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (a)(3) of Section 4.06); and

          (5) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

          "Net Investment" means the excess of:

          (1) the aggregate amount of all Investments made in any Unrestricted Subsidiary or joint venture by the Company or any Restricted Subsidiary on or after the date of this Indenture (in the case of an Investment made other than in cash, the amount shall be the Fair Market Value of such Investment as determined in good faith by the Board of the Company or such Restricted Subsidiary); over

          (2) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such
                                                   --------  -------
     payments or distributions shall not be (and have not been) included in clause (C) of the paragraph (a) of Section 4.04; provided further that,
                                                      -------- -------
     with respect to all Investments made in any Unrestricted Subsidiary or joint venture, the amounts referred to in clause (1) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

          "Offer" means any written offer sent by the Company that is the subject of an Offer to Purchase.

          "Offering Memorandum" means either (i) the preliminary offering memorandum, dated March 12, 2001 (as supplemented), relating to the sale by the Initial Purchaser of Securities in an aggregate principal amount of $171.3 million, or, (ii) if made available to prospective purchasers after March 12, 2001, the final offering memorandum relating to such Securities.

          "Offer to Purchase" means an Offer sent by the Company by first class mail, postage prepaid, to each holder of Securities at such holder's address appearing in the register for the Securities on the date of the Offer offering to purchase up to (a) the Accreted Value of the Securities, if such Offer is on or prior to March 31, 2006, or (b) the principal amount at maturity of the Securities, if such Offer is after March 31, 2006, specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an Expiration Date of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a Purchase Date for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law and this Indenture to be included therein. The Offer shall contain all instructions and materials necessary to enable holders of Securities to tender their Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Expiration Date and the Purchase Date;

          (3)  the Purchase Amount;

          (4)  the Purchase Price;

          (5) that such holder may tender all or any portion of the Securities registered in the name of such holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 of principal amount at maturity;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date, the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase shall be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder's attorney duly authorized in writing);

          (10) that holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its paying agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Security the holder tendered, the certificate number of the Security the holder tendered and a statement that such holder is withdrawing all or a portion of such holder's tender;

          (11) that (a) if Securities in an aggregate principal amount at maturity less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount at maturity in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount at maturity equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 of principal amount at maturity or integral multiples thereof shall be purchased); and

          (12) that in the case of any holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such holder, in an aggregate principal amount at maturity equal to and in exchange for the unpurchased portion of the Security so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "Officer" means the Chief Executive Officer, the Executive Vice President, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or any Secretary of the Company or a Subsidiary of the Company, as the case may be.

          "Officers' Certificate" means a certificate signed by two Officers and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion delivered to the Trustee from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Asset Swap" means any exchange of assets by the Company or a Restricted Subsidiary where the Company and/or its Restricted Subsidiaries receive consideration at least 75% of which consists of (1) cash, (2) assets that are used or useful in a business carried on by TeleCorp Wireless or Tritel or their respective Subsidiaries or (3) any combination thereof.

          "Permitted Holder" means:

          (1) each of AT&T Wireless, the Cash Equity Investors, the Management Stockholders, Digital PCS, L.L.C., Wireless 2000, Inc. and any of their respective Affiliates and the respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of the respective businesses and assets of any of the foregoing; provided that
                                                               --------
     Triton shall be deemed an Affiliate of AT&T Wireless so long as AT&T Wireless owns at least 10% of the equity interests of Triton; and

          (2) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) controlled by one or more persons identified in clause (1) above.

          "Permitted Investments" means:

          (1) Investments in Cash Equivalents;

          (2) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any Restricted Subsidiary;

          (3) deposits including interest-bearing deposits, maintained in the ordinary course of business in banks;

          (4) any Investment in any Person; provided, however, that, after
                                            --------  -------
     giving effect to such Investment, such Person is or becomes a Restricted Subsidiary or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (5) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables
                                      --------  -------
     and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

          (6) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

          (7) any interest rate agreements with an unaffiliated Person otherwise permitted by clause (5) or (6) of paragraph (a) of Section 4.03;

          (8) Investments received as consideration for an Asset Disposition in compliance with the provisions of this Indenture described under Section 4.06;

          (9) loans or advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not to exceed $5,000,000 in the aggregate at any one time outstanding;

          (10) any Investment acquired by the Company or any of its Restricted Subsidiaries as a result of a foreclosure by the Company or any of its Restricted Subsidiaries or in connection with the settlement of any outstanding Indebtedness or trade payable;

          (11) loans and advances to officers, directors and employees for business-related travel expense, moving expense and other similar expenses, each incurred in the ordinary course of business;

          (12) other Investments (with each such Investment being valued as of the date made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed $15,000,000 at any one time outstanding;

          (13) Investments in TeleCorp Wireless or Tritel that are used or useful in their respective businesses or the businesses of their respective Subsidiaries; and

          (14) advances for working capital to, and for the purchase of assets from, Airadigm in accordance with the agreement described in the Offering Memorandum in the final paragraph under the heading "Business-Acquisition History" or an agreement substantially similar thereto in an aggregate amount not to exceed $110 million.

          "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates, or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

          (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person; and

          (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Private Exchange Securities" means, collectively, debt securities of the Company that are identical in all material respects to the Exchange Securities, except for transfer restrictions relating to such Private Exchange Securities, issued by the Company (under the same indenture as the Exchange Securities) simultaneously with the delivery of the Exchange Securities in the Exchange Offer to any Securityholder that holds any Securities acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or to any Securityholder that is not entitled to participate in the Exchange Offer, upon the request of any such holder, in exchange for a like aggregate principal amount at maturity of Securities held by such holder.

          "Procurement Contract" means the General Agreement for Purchase of Personal Communication Systems and Services effective as of May 12, 1998 between TeleCorp Wireless and the Initial Purchaser, as amended.

          "Public Sale" means any underwritten public offering, made on a primary basis pursuant to a registration statement filed with, and declared effective by, the Commission in accordance with the Securities Act.

          "Purchase Agreement" means the Securities Purchase Agreement dated as of April 3, 2001 by and among the Company, Lucent Technologies, Inc. and the Trustee.

          "Purchase Amount" means the aggregate principal amount at maturity of the outstanding Securities offered to be purchased by the Company pursuant to any Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to a specified provision of this Indenture requiring such Offer to Purchase).

          "Purchase Date" means the settlement date with respect to any Offer to Purchase.

          "Purchase Money Indebtedness" means any Indebtedness (including, without limitation, Capital Lease Obligations); provided that the net proceeds of such Indebtedness are utilized solely for the purpose of financing the cost (including, without limitation, the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation) of assets used or usable in the business of the borrower and its Restricted Subsidiaries (including, without limitation, through the acquisition of Capital Stock of an entity engaged in the business of the borrower and its Restricted Subsidiaries).

          "Purchase Price" means, with respect to any Offer to Purchase, the purchase price or prices to be paid by the Company for each $1,000 aggregate principal amount at maturity of Securities accepted for payment (as specified pursuant to this Indenture).

          "Qualified Joint Venture" means any joint venture or other entity in respect of which not less than 75% of the equity interests and of the voting power shall be owned by one or more of (a) the Company or its Affiliates, (b) Thomas H. Sullivan or Gerald T. Vento so long as they collectively hold a majority of the Voting Stock of the Company at the time the Investment is made,
(c) a principal telecommunications carrier (or an Affiliate of such a carrier) of the country or international region in which the relevant activities of such joint venture or other entity are carried on, (d) a principal international telecommunications carrier (or an affiliate of such a carrier, (e) AT & T Wireless or its Affiliates, (f) a financial investor that has total assets in excess of $250,000,000 or (g) an investment fund that has over $250,000,000 of total assets under management.

          "Qualified License" means, as of the date of determination, any License covering or adjacent to any geographical area in respect of which the Company or any Restricted Subsidiary owns, as of the Business Day immediately prior to such date of determination, at least one other License covering a substantial portion of such area.

          "Qualified Stock" means any Capital Stock of the Company other than Disqualified Stock.

          "Real Property Subsidiary" means any Wholly Owned Subsidiary of the Company designated by the Company as a Real Property Subsidiary under the Company Credit Agreement.

          "Refinance" means refinance, renew, extend, replace or refund; and "Refinancing" and "Refinanced" have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:
                                      --------  -------

          (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being Refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith; and

          (4) if the Indebtedness being Refinanced is pari passu with the
                                                      ----------
     Securities, such Refinancing Indebtedness is made pari passu with, or
                                                       ----------
     subordinate in right of payment to, the Securities, and, if the Indebtedness being Refinanced is subordinate in right of payment to the Securities, such Refinancing Indebtedness is subordinate in right of payment to the Securities on terms no less favorable to the holders of Securities than those contained in the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include
----------------  -------

               (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company; or

               (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

          "Required Holders" means the holders of a majority in Accreted Value of the outstanding Securities, voting as a single class.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Revocation" has the meaning set forth in Section 4.13.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned on the date of this Indenture or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security" or "Securities" means any Security or Securities issued under this Indenture, including any Initial Security or Initial Securities or any Exchange Security or Exchange Securities or any Private Exchange Security or Private Exchange Securities issued in exchange therefor in connection with an Exchange Offer undertaken pursuant to the Exchange and Registration Rights Agreement.

          "Securityholder" or "Holder" means the Person in whose name a Security is registered on the registrar's books.

          "Senior Indebtedness" of the Company means the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of Bank Indebtedness and all other Indebtedness of the Company, including FCC Debt, whether outstanding on the date of this Indenture or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not
                           --------  -------
include:

          (1) any obligation of the Company to any Subsidiary of the Company;

          (2) any liability for federal, state, local or other taxes owed or owing by the Company;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness or obligation of the Company, and any accrued and unpaid interest in respect thereof, that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness of the Company and any Subordinated Indebtedness of the Company;

          (5) any obligations with respect to any Capital Stock; or

          (6) any Indebtedness Incurred in violation of this Indenture. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

          "Senior Subordinated Indebtedness" of the Company means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and
                        ----------
is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission; provided that for purposes of
                                              --------
Section 6.01(7) the term "Significant Subsidiary" shall include TeleCorp Wireless, Tritel and their respective Restricted Subsidiaries.

          "Special Default Release Conditions" means the first to occur of the following events: (i) none of the Securities are then held by the Initial Purchaser or its Affiliates, (ii) the Company shall have acquired from the Initial Purchaser, as vendor under the Procurement Contract (in such capacity, the "Vendor"), shall have deployed and shall have paid all amounts to the Vendor with respect to one mobile switching center and fifty base stations for Iowa Markets (as defined in the Procurement Contract) and one mobile switching center and one hundred base stations for Wisconsin Markets (as defined in the Procurement Contract) and (iii) the Exchange Notes shall have been issued.

          "Special Purpose Subsidiary" means any Equipment Subsidiary, License Subsidiary or Real Property Subsidiary.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Stockholders' Agreement" means the Stockholders' Agreement dated as of November 13, 2000, among AT&T Wireless, the Cash Equity Investors, the Management Stockholders and the Company and certain other parties, as such agreement may be amended from time to time in accordance with the provisions of such agreement, so long as the terms of any such amendment are no less favorable to the Securityholders than the terms of the Stockholders' Agreement in effect on the date of this Indenture.

          "Strategic Equity Investor" means any of the Cash Equity Investors, any Affiliate thereof, any other Person engaged in a business carried on by TeleCorp Wireless or Tritel or their respective Subsidiaries whose Total Equity Market Capitalization exceeds $500,000,000 or any other Person who has at least $100,000,000 total funds under management and who has issued an irrevocable, unconditional commitment to purchase Qualified Stock of the Company for an aggregate purchase price that does not exceed 20% of the value of the funds under management by such Person.

          "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the date of this Indenture or thereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to the Securities or the Subsidiary Guarantee of any such Subsidiary Guarantor, as the case may be.

          "Subsidiary" of any Person means:

          (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof; or

          (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

          "Subsidiary Guarantee" means each guarantee of the obligations with respect to the Securities issued by a Subsidiary of the Company pursuant to the terms of this Indenture, each such Subsidiary Guarantee having subordination provisions equivalent to those contained in this Indenture with respect to the Securities and being substantially in the form prescribed in this Indenture.

          "Subsidiary Guarantor" means any Subsidiary of the Company that has issued a Subsidiary Guarantee.

          "System" means, as to any Person, assets constituting a radio communications system authorized under the rules for wireless communications services (including any license and the network, marketing, distribution, sales, customer interface and operations and functions relating thereof) owned and operated by such Person.

          "TeleCorp Wireless" means TeleCorp Wireless, Inc. (formerly known as TeleCorp PCS, Inc.), a Delaware corporation.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
                                                          -----
77bbbb) as in effect on the date of this Indenture.

          "Total Assets" means the total assets of the Company, as shown on the most recent quarterly balance sheet of the Company.

          "Total Consolidated Indebtedness" of any Person means, at any date of determination, an amount equal to:

          (1) the accreted value of all Indebtedness, in the case of any Indebtedness issued with original issue discount; plus

          (2) the principal amount of all Indebtedness, in the case of any other Indebtedness, of such Person and its Restricted Subsidiaries outstanding as of the date of determination.

          "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (a) the product of (1) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) multiplied by (2) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive Business Days immediately preceding such day plus (b) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

          "Total Invested Capital" of any Person means, as of any date of determination, the sum of, without duplication:

          (1) the total amount of equity contributed to such Person as of the date of this Indenture (as set forth on the December 31, 2000 consolidated audited balance sheet of such Person); provided, however, that the amount
                                            --------  -------
     of equity with respect to Capital Stock issued subsequent to March 31, 2000 in exchange for assets that are used or useful in a business carried on by TeleCorp Wireless or Tritel or their respective Subsidiaries shall for this purpose be the Fair Market Value of such assets; plus

          (2) irrevocable, unconditional commitments from any Strategic Equity Investor to purchase Capital Stock of such Person (other than Disqualified Stock) within 36 months of the date of issuance of such commitment, but in any event not later than the Stated Maturity of the Securities; provided,
                                                                     --------
     however, that such commitments shall exclude commitments related to any
     -------
     Investment in any other Person incorporated, formed or created for the purpose of acquiring one or more Qualified Licenses unless such other Person shall become a Restricted Subsidiary of such Person; plus

          (3) the aggregate net cash proceeds received by a Person from capital contributions or the issuance or sale of Capital Stock of such Person

     (other than Disqualified Stock, but including Qualified Stock issued upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights to purchase Qualified Stock) subsequent to the date of the balance sheet referred to in clause (1), other than issuances or sales of Capital Stock to a Restricted Subsidiary of such Person and other than capital contributions from, or issuances or sales of Capital Stock to, any Strategic Equity Investor in connection with (a) any Investment in any Person incorporated, formed or created for the purpose of acquiring one or more Qualified Licenses and (b) any Investment in any Person engaged in a business carried on by TeleCorp Wireless or Tritel or their respective Subsidiaries, unless, in either case, such Person shall become a Restricted Subsidiary; provided, however, such aggregate net cash proceeds shall
                 --------  -------
     exclude any amounts included as commitments to purchase Capital Stock in the preceding clause (2); plus

          (4) the Fair Market Value of assets that are used or useful in a business carried on by Telecorp Wireless or Tritel or their respective Subsidiaries or of the Capital Stock of any other Person engaged in a business carried on by Telecorp Wireless or Tritel or their respective Subsidiaries received by such Person as a capital contribution or in exchange for Capital Stock of such Person (other than Disqualified Stock) subsequent to the date of the balance sheet referred to in clause (1), other than (x) capital contributions from a Restricted Subsidiary of such Person or issuance or sales of Capital Stock of such Person to a Restricted Subsidiary of such Person or (y) the proceeds from the sale of Qualified Stock to an employee stock ownership plan or other trust established by such Person or any of its subsidiaries; plus

          (5) the aggregate net cash proceeds received by such Person or any Restricted Subsidiary of such Person from the sale, disposition or repayment of any Investment made after the date of the balance sheet referred to in clause (1) and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; plus

          (6) an amount equal to the consolidated Net Investment of such Person and/or any of its Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after the date of this Indenture upon its redesignation as a Restricted Subsidiary in accordance with
     Section 4.13; plus

          (7) solely with respect to the calculation of the Total Invested Capital of TeleCorp Wireless, the cash proceeds from the sale to Lucent of the Series A Notes issued under the Lucent Note Purchase Agreement (less payments made by the Company or any of its Subsidiaries with respect to such Series A Notes (other than payments in the form of additional Series A Notes)); plus

          (8) Total Consolidated Indebtedness of such Person; minus

          (9) the aggregate amount of all Restricted Payments (including any Designation Amount, but other than a Restricted Payment of the type referred to in clause (3)(b) of paragraph (c) of Section 4.04) declared or made on or after the date of this Indenture.

          "Tranche" means all Securities issued hereunder that have the same stated maturity, interest payment dates and interest rate.

          "Tritel" means Tritel, Inc., a Delaware corporation.

          "Tritel Credit Agreement" means the Amended and Restated Loan Agreement dated as of March 31, 1999, as amended, among Tritel PCS, Inc., Tritel, Toronto-Dominion (Texas), Inc., as administrative agent, and the banks party thereto.

          "Triton" means Triton PCS, Inc., a Delaware corporation.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (1) TeleCorp Wireless, Tritel and their respective Subsidiaries; provided, however that with respect to the
                               --------  -------
Designated Covenants (including references to defined terms used in the Designated Covenants) all references to Restricted Subsidiaries of the Company shall be deemed to include TeleCorp Wireless, Tritel and their respective Subsidiaries (other than RW Acquisition, L.L.C. and TeleCorp Acquisition Sub, L.L.C.), (2) any Subsidiary of the Company and, for purposes of the Designated Covenants, of TeleCorp Wireless or Tritel (other than, in each case, an Ineligible Subsidiary) designated after the date of this Indenture as such pursuant to, and in compliance with, Section 4.13 and (3) any Marketing Affiliate. Any such designation of any Subsidiary of the Company and, for the purposes of the Designated Covenants of TeleCorp Wireless or Tritel, may be revoked by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with Section 4.13, subject to the provisions of Section 4.13. Nothing contained herein shall cause TeleCorp Wireless or Tritel or any of their Subsidiaries to be a Subsidiary Guarantor hereunder.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly Owned Subsidiaries.

          "Wireless Credit Agreement" means the Credit Agreement dated as of July 17, 1998, as amended, waived or otherwise modified from time to time, among TeleCorp Wireless, the financial institutions named therein as lenders, The Chase Manhattan Bank, as Administrative Agent and Issuing Bank, TD Securities
(USA) Inc., as Syndication Agent, and Bankers Trust Company, as Documentation Agent.

          Section 1.02. Other Definitions.
                        -----------------

Term                                                                         Defined in Section
----                                                                         ------------------
"Blockage Notice".......................................................           10.03
"Change of Control Offer"...............................................            4.08(b)
"covenant defeasance option"............................................            8.01(b)
"cross acceleration provision"..........................................            6.01
"Designation Amount"....................................................            4.13
"Event of Default"......................................................            6.01
"Guaranteed Obligations"................................................           11.01
"judgment default provision"............................................            6.01
"legal defeasance option"...............................................            8.01(b)
"Notice of Default".....................................................            6.01
"pay its guarantee".....................................................           12.03
"pay the Securities"....................................................           10.03
"Paying Agent"..........................................................            2.03
"Payment Blockage Period"...............................................           10.03
"protected purchaser"...................................................            2.07
"Registrar".............................................................            2.03
"Revocation"............................................................            4.13
"Surviving Entity"......................................................            5.01(a)

          Section 1.03. Incorporation by Reference of Trust Indenture Act. This
                        -------------------------------------------------
Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "indenture securities" means the Securities and any Subsidiary Guarantees.

          "indenture security holder" means a Holder or Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, any Subsidiary Guarantors and any other obligor on the indenture securities. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          Section 1.04. Rules of Construction. Unless the context otherwise
                        ---------------------
requires:


          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2


                                 The Securities

          Section 2.01. Initial Securities Issuable in Tranches. The Initial
                        ---------------------------------------
Securities may be issued from time to time in one or more Tranches. Each Tranche shall be created by an Initial Securities Resolution or one or more indentures supplemental hereto that establish the terms of the Tranche, which may include the following:

          (a)  the title of the Tranche;

          (b)  the aggregate principal amount of the Tranche;

          (c)  the interest rate

          (d) the forms of the Initial Securities, which may be in the form of Exhibit A; and

          (e)  any terms that may be required by or advisable under U.S. laws.

          Except as specified in an Initial Securities Resolution or one or more indentures supplemental hereto, all Securities issued hereunder shall have the same terms and provisions. All Securities of one Tranche need not be issued at the same time and additional Initial Securities, Exchange Securities and Private Exchange Securities of a particular Tranche shall be issuable pursuant to
Section 2.02.

          Section 2.02. Form and Dating. Each Security shall be in one of the
                        ---------------
forms approved from time to time by or pursuant to an Initial Securities Resolution, or established in one or more indentures supplemental hereto. Any form of Security approved by or pursuant to an Initial Securities Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee's authentication of Securities in that form or a certificate signed by a senior officer of the Trustee and delivered to the Company. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in Appendix A , which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Securities and the Trustee's certificate of authentication and (ii) Private Exchange Securities and the Trustee's certificate of authentication may each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication may each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 of principal amount at maturity and integral multiples thereof.

          Section 2.03. Execution and Authentication. One or more Officers shall
                        ----------------------------
sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to an Initial Securities Resolution, the Company shall deliver to the Trustee the Initial Securities Resolution by or pursuant to which such form of Security has been approved, which Initial Securities Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby and which may be substantially in the forms set out in Exhibit A or Exhibit B (subject to Section 2.02).

          The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount at maturity of up to $750 million in accordance with the provisions of this Indenture and otherwise as set forth in Appendix A.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          Section 2.04. Registrar and Paying Agent. The Company shall maintain
                        --------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian (as defined in Appendix A) with respect to the Global Securities (as defined in Appendix A).

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Registrar or Paying Agent .

          The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however,
                                                             --------  -------
that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Company or the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee
                                            --------  -------
may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.


          Section 2.05. Paying Agent To Hold Money in Trust. Prior to each due
                        -----------------------------------
date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest then so becoming due. The Company shall require each Paying Agent (other than the Company or the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the

Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          Section 2.06. Securityholder Lists. The Trustee shall preserve in as
                        --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          Section 2.07. Transfer and Exchange. The Securities shall be issued in
                        ---------------------
registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(a)(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount at maturity of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities (in the form of Exhibit A or Exhibit B, as appropriate) at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          Section 2.08. Replacement Securities. If a mutilated Security is
                        ----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Company or the Trustee, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          Section 2.09. Outstanding Securities. Securities outstanding at any
                        ----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this
Section 2.09 as not outstanding. Subject to Section 14.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and liquidated damages payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          Section 2.10. Temporary Securities. In the event that Definitive
                        --------------------
Securities (as defined in Appendix A) are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

          Section 2.11. Cancellation. The Company at any time may deliver
                        ------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          Section 2.12. Defaulted Interest. If the Company defaults in a payment
                        ------------------
of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          Section 2.13. CUSIP Numbers. The Company in issuing the Securities may
                        -------------
use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption solely as a convenience to Holders; provided, however, that any such notice may state that (i) none of the Company, any Subsidiary Guarantor, the Trustee or the Paying Agent shall be responsible for selection or use of such CUSIP numbers, (ii) no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption and (iii) reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3


                                   Redemption

          Section 3.01. Notices to Trustee. If the Company elects to redeem
                        ------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount at maturity of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this
Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate (which Officers' Certificate shall comply with the requirements of Section 14.04(1) and 14.05) and an Opinion of Counsel (which Opinion of Counsel shall comply with the requirements of Section 14.04(2) and 14.05) from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          Section 3.02. Selection of Securities To Be Redeemed. If fewer than
                        --------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided that the Trustee shall select for redemption a pro rata portion of each Tranche of Securities then outstanding. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Securities that have denominations larger than $1,000. Securities and portions thereof the Trustee selects shall be in amounts of $1,000 of principal amount at maturity or a whole multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. For greater certainty, all Tranches of Securities issued pursuant to this Indenture shall be treated together for purposes of this Article 3.

          Section 3.03. Notice of Redemption. At least 30 days but not more than
                        --------------------
60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price and the amount of accrued interest to the redemption date;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers of certificated securities and principal amounts at maturity of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the CUSIP number, if any, printed on the Securities being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          Section 3.04. Effect of Notice of Redemption. Once notice of
                        ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and liquidated damages, if any, to the redemption date; provided, however, that if the redemption date is
                             --------  -------
after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          Section 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the
                        ---------------------------
redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and liquidated damages (if any) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages (if any) on, the Securities to be redeemed.

          Section 3.06. Securities Redeemed in Part. Upon surrender of a
                        ---------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4


                                    Covenants

          Section 4.01. Payment of Securities. The Company shall promptly pay
                        ---------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          Section 4.02. Provision of Financial Information.
                        ----------------------------------


          (a) Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the holders of Securities:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to annual information only, a report thereon by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time period specified in the Commission's rules and regulations.

          (b) Following the consummation of the Exchange Offer contemplated by the Exchange and Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports specified in Sections 4.02(a)(1) and 4.02(a)(2) with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company shall, for so long as any Securities remain outstanding, furnish to the holders of Securities, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall also comply with Section 314(a) of the TIA.

          Section 4.03. Limitation on Incurrence of Indebtedness.
                        ----------------------------------------

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

          (1) Indebtedness of the Company or any Subsidiary Guarantor if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds therefrom (including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness, consummate an Asset Acquisition or make any Restricted Payment):

               (a) the ratio of (x) Total Consolidated Indebtedness to (y) Annualized Pro Forma Consolidated Operating Cash Flow would be less than: 8.0 to 1.0 if the Indebtedness is to be Incurred prior to April 15, 2006; or 7.0 to 1.0 if the Indebtedness is to be Incurred on or after April 15, 2006; or

               (b) in the case of any Incurrence of Indebtedness prior to April 15, 2006 only, Total Consolidated Indebtedness would be equal to or less than 75% of Total Invested Capital of the Company;

          (2) Indebtedness of TeleCorp Wireless and its Restricted Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds therefrom (including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness, consummate an Asset Acquisition or make any Restricted Payment):

               (a) the ratio of (x) Total Consolidated Indebtedness of TeleCorp Wireless and its Restricted Subsidiaries to (y) Annualized Pro Forma Consolidated Operating Cash Flow of TeleCorp Wireless and its Restricted Subsidiaries would be less than: 8.0 to 1.0 if the Indebtedness is to be Incurred prior to April 1, 2005; or 6.5 to 1.0 if the Indebtedness is to be Incurred on or after April 1, 2005; or

               (b) in the case of any Incurrence of Indebtedness prior to April 1, 2005 only, Total Consolidated Indebtedness would be equal to or less than 75% of Total Invested Capital of TeleCorp Wireless;

          (3) Indebtedness of Tritel and its Restricted Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds therefrom (including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness, consummate an Asset Acquisition or make any Restricted Payment):

               (a) the ratio of (x) Total Consolidated Indebtedness of Tritel and its Restricted Subsidiaries to (y) Annualized Pro Forma Consolidated Operating Cash Flow of Tritel and its Restricted Subsidiaries would be less than: 8.0 to 1.0 if the Indebtedness is to be Incurred prior to June 30, 2005; or 6.5 to 1.0 if the Indebtedness is to be Incurred on or after June 30, 2005; or

               (b) in the case of any Incurrence of Indebtedness prior to June 30, 2005 only, Total Consolidated Indebtedness of Tritel and its Restricted Subsidiaries would be equal to or less than 75% of Total Invested Capital of Tritel;

          (4) Bank Indebtedness of

               (a) the Company and its Restricted Subsidiaries (excluding for this purpose TeleCorp Wireless and Tritel and their respective Subsidiaries);

               (b) TeleCorp Wireless and its Restricted Subsidiaries; and

               (c) Tritel and its Restricted Subsidiaries, respectively, in each case, in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding;

          (5) Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries;

          (6) Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, however, that, upon either (a) the
                            --------  -------
     transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (4) to a Person other than the Company or another Restricted Subsidiary or (b) the issuance (other than of directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the exception provided by this clause (4) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (7) Indebtedness of the Company or any Restricted Subsidiary under any Hedging Agreement to the extent entered into to protect the Company or such Restricted Subsidiary from fluctuations in interest rates on any other Indebtedness permitted under this Indenture (including the Securities), currency exchange rates or commodity prices and not for speculative purposes;

          (8) Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred under the prior clause (1), (2), (3) or (5) above, or (15) below, the Securities, any Subsidiary Guarantees, Indebtedness existing on the date of this Indenture, or any Refinancing Indebtedness in respect of Refinancing Indebtedness Incurred pursuant to this clause (8);

          (9) Indebtedness of the Company under the Securities and Indebtedness of the Subsidiary Guarantors under the Subsidiary Guarantees, in each case Incurred in accordance with this Indenture; provided that the maximum principal amount at maturity of Securities issued hereunder in one or more Tranches shall not exceed $750 million.

          (10) Capital Lease Obligations of

               (a) the Company and its Restricted Subsidiaries (excluding for this purpose TeleCorp Wireless and Tritel and their respective Subsidiaries);

               (b) TeleCorp Wireless and its Restricted Subsidiaries; and

               (c) Tritel and its Restricted Subsidiaries;

               (d) respectively, in each case, in an aggregate principal amount not in excess of the greater of $50,000,000 or 5.0% of Total Assets at any time outstanding;

          (11) FCC Debt assumed in connection with any acquisition after the date of this Indenture;

          (12) Indebtedness incurred in connection with the acquisition relating to Airadigm not in excess of $110,000,000 at any time outstanding;

          (13) Indebtedness of the Company or any Restricted Subsidiary consisting of a guarantee of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this
     Section 4.03;

          (14) Indebtedness of the Company or any Restricted Subsidiary in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature Incurred in the ordinary course of business;

          (15) Indebtedness of a Restricted Subsidiary existing at the time such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary was acquired by the Company); provided, however, that on the date such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (1) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (15) and the acquisition of such Restricted Subsidiary; and

          (16) Indebtedness of

               (a) the Company and its Restricted Subsidiaries (excluding for this purpose TeleCorp Wireless and Tritel and their respective Subsidiaries);

               (b) TeleCorp Wireless and its Restricted Subsidiaries; and

               (c) Tritel and its Restricted Subsidiaries;

     respectively, in each case, not otherwise permitted to be Incurred pursuant to clauses (1) through (15) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (16), respectively, in each case, has an aggregate principal amount not in excess of $100,000,000 at any time outstanding;

          provided, however, that upon a merger or consolidation of any or all
          --------  -------
of the Company, TeleCorp Wireless and Tritel, the limits set forth in clauses
(2), (3), (4), (10) and (16), respectively, for the Surviving Entity shall be equal to the aggregate of the applicable limits for the consolidated or merged entities. Without limiting the generality of the foregoing, such Surviving Entity and its Restricted Subsidiaries shall be permitted to incur Bank Indebtedness in an aggregate principal amount equal to the sum of the applicable Bank Indebtedness for the consolidated or merged entities.

          (b) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring person) shall be deemed Incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

          (c) For purposes of determining compliance with this Section 4.03:

          (1) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses (1) through (14) above, the Company shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this Section 4.03 and may from time to time reclassify such items of Indebtedness in any manner that would comply with this Section
     4.03 at the time of such reclassification;

          (2) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness;

          (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

          (4) accrual of interest (including interest paid-in-kind) and the accretion of accreted value shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03.

          (d) Notwithstanding any other provision of this Section 4.03:

          (1) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies; and

          (2) Indebtedness Incurred pursuant to any of the Credit Agreements prior to or on the date of this Indenture shall be treated as Incurred pursuant to clause (2) of paragraph (a) of this Section 4.03.

          Section 4.04. Limitation on Restricted Payments.
                        ---------------------------------


          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, on or prior to June 30, 2004;

          (1) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of Capital Stock of the Company, excluding any dividends or distributions payable solely in shares of Qualified Stock of the Company or in options, warrants or other rights to acquire Qualified Stock of the Company;

          (2) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company, any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares of Capital Stock, options, warrants, rights or securities that are owned by the Company or a Restricted Subsidiary);

          (3) make any Investment (other than a Permitted Investment) in any Person other than the Company, a Restricted Subsidiary or, subject to
     Section 4.15, Qualified Joint Ventures; or

          (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, Subordinated Indebtedness,

each of the transactions described in clauses (1) through (4) (other than any exception to any such clause) being a "Restricted Payment"; and at any time after June 30, 2004, the Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if, at the time thereof:

          (A) Default or an Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (B) immediately after giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of Section 4.03; and

          (C) immediately upon giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the date of this Indenture (including any Designation Amount) exceeds the sum (without duplication) of:

               (1) the amount of (x) the Consolidated Cash Flow of the Company after June 30, 2004, through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period), less (y) 150% of the cumulative Consolidated Interest Expense of the Company after June 30, 2004, through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period); plus

               (2) the aggregate net cash proceeds received by the Company as a capital contribution in respect of Qualified Stock or from the proceeds of a sale of Qualified Stock made after the date of this Indenture (excluding in each case (x) the proceeds from a sale of Qualified Stock to a Restricted Subsidiary and (y) the proceeds from a sale of Qualified Stock to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); plus

               (3) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment (other than to the

          Company or a Restricted Subsidiary) of any Investment made after the date of this Indenture and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment; plus

               (4) an amount equal to the consolidated Net Investment on the date of Revocation made by the Company and/or any Restricted Subsidiary in any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary after the date of this Indenture upon its redesignation as a Restricted Subsidiary in accordance with
          Section 4.13.

          (b) For purposes of:

          (1) the preceding clause (a)(C)(2), the value of the aggregate net cash proceeds received by the Company from, or as a capital contribution in connection with, the issuance of Qualified Stock either upon the conversion of convertible Indebtedness of the Company or any of its Restricted Subsidiaries or in exchange for outstanding Indebtedness of the Company or any of its Restricted Subsidiaries or upon the exercise of options, warrants or rights shall be the net cash proceeds received by the Company or any Restricted Subsidiary upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company or any Restricted Subsidiary upon the conversion, exchange or exercise thereof;

          (2) the preceding clause (a)(C)(4), the value of the consolidated Net Investment on the date of Revocation shall be equal to the Fair Market Value of the aggregate amount of the Company's and/or any Restricted Subsidiary's Investments in such Subsidiary of the Company on the applicable date of Designation; and

          (3) determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value on the date such Restricted Payment is made by the Company or a Restricted Subsidiary, as the case may be.

          (c) The provisions of this Section 4.04 shall not prohibit:

          (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

          (2) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Capital Stock of the Company out of the net cash proceeds of the substantially concurrent capital contribution to the Company in connection with Qualified Stock or out of the net cash proceeds received by the Company from the substantially concurrent issue or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) of Qualified Stock; provided that any such net cash proceeds shall be excluded from clause
     --------
     (a)(C)(2);

          (3) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness of the Company made by exchange for or conversion into, or out of the net cash proceeds received by the Company, or out of a capital contribution to the Company in connection with a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, (a) Qualified Stock (provided that (x) any such net cash proceeds are excluded from clause (a)(C)(2), and (y) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Securities on or prior to June 30, 2004) or (b) other Subordinated Indebtedness of the Company that has an Average Life equal to or greater than the Average Life of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired and that is subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

          (4) so long as no Default or Event of Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment in an amount not to exceed the amount of the net cash proceeds of capital contributions in respect of Qualified Stock or from the issue or sale (other than to a Restricted Subsidiary) of Qualified Stock of the Company, in each case made no more than one year prior to the date of such investment; provided that (a) any such net cash proceeds are excluded from clause (a)(C)(2), and (b) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Securities on or prior to June 30, 2004;

          (5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company held by any member of management or former member of management of the Company or any of its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement, restricted stock agreement, put agreement or other similar agreement; provided that (a) the aggregate amount of such dividends or distributions shall not exceed $10,000,000 in any twelve-month period, (b) any unused amount in any twelve-month period may be carried forward to one or more future twelve-month periods and (c) the aggregate of all unused amounts that may be carried forward to any future twelve-month period shall not exceed $20,000,000.

          (6) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

          (7) the repurchase, redemption or other acquisition or retirement for value of the Company's Capital Stock to the extent necessary in the good faith judgment of the board of directors of the Company evidenced by a board resolution delivered to the Trustee to prevent the loss or secure the renewal or reinstatement of any material license or franchise held by the Company or any Restricted Subsidiary from any government agency; provided that no Capital Stock shall be repurchased, redeemed or otherwise acquired from any Permitted Holder pursuant to this clause (7);

          (8) the repurchase of Indebtedness subordinated to the Securities at a purchase price not greater than 101% of the principal amount thereof (plus accrued and unpaid interest) pursuant to a mandatory offer to repurchase made upon the occurrence of a Change of Control; provided that the Company first make an Offer to Purchase the Securities (and repurchase all tendered notes) under this Indenture pursuant to the provisions of Section 4.08 of this Indenture; or

          (9) loans to the Management Stockholders to fund the purchase of up to 10,490 shares of the Company's class E common stock.

          (d) Restricted Payments made pursuant to clauses (1), (5), (6) and (8) of paragraph (c) shall be included in making the determination of available amounts under clause (C) of paragraph (a) and Restricted Payments made pursuant to clauses (2), (3), (7) and (9) of paragraph (c) shall not be included in making the determination of available amounts under clause (C) of paragraph (a).

          Section 4.05. Limitation on Restrictions Affecting Restricted
                        -----------------------------------------------
Subsidiaries. The Company shall not, and shall not cause or permit any
------------
Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrances or restrictions of any kind on the ability of any Restricted Subsidiary to:

          (1) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary;

          (2) make any Investment in the Company or any other Restricted Subsidiary; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

               (A) any agreement in effect on the date of this Indenture as any such agreement is in effect on such date;

               (B) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary; provided, however, that such encumbrance or restriction shall not apply to any property or assets of the Company or any Restricted Subsidiary other than such Restricted Subsidiary;

               (C) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary;

provided, however, that such encumbrance or restriction is applicable only to
--------  -------
such Restricted Subsidiary or its property and assets;

               (D) any agreement effecting a Refinancing or amendment of Indebtedness Incurred pursuant to any agreement referred to in clause
          (A) or (B) above; provided, however, that the provisions contained in
                            --------  -------
          such Refinancing or amendment agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the board of directors of the Company;


               (E) this Indenture;

               (F) applicable law or any applicable rule, regulation or order;

               (G) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

               (H) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this Section 4.05;

               (I) restrictions of the type referred to in clause (3) of this
          Section 4.05 contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens restrict the transfer of property subject to such agreements; and

               (J) any agreement entered into by TeleCorp Wireless or Tritel and their respective Restricted Subsidiaries after the date of this Indenture which in the reasonable judgment of the board of directors of the Company does not create a material likelihood that the Company will not be able to pay when due all scheduled payments of principal and interest at the times and in the manner contemplated by the Indenture and the Notes.

          Section 4.06. Limitation on Certain Asset Dispositions.
                        ----------------------------------------


          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary (which for purposes of this covenant does not include TeleCorp Wireless or Tritel or their respective Subsidiaries) to, directly or indirectly, make any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value of the assets sold or disposed of as determined by the board of directors of the Company in good faith and evidenced by a resolution of such board of directors filed with the Trustee;

          (2) other than in the case of a Permitted Asset Swap, not less than 75% of the consideration received by the Company or such Restricted Subsidiary from the disposition consists of:

               (A) cash or Cash Equivalents;

               (B) the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of the Company or such Restricted Subsidiary or other obligations relating to such assets (accompanied by an irrevocable and unconditional release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); or

               (C) notes, other obligations or common stock received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents concurrently with the receipt of such notes or other obligations (to the extent of the cash actually received by the Company); and

          (3) all Net Available Proceeds, less any amounts invested within 365 days of such Asset Disposition to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, an entity primarily engaged in a business carried on by TeleCorp Wireless or Tritel or their respective Subsidiaries, to make a capital expenditure or to acquire other long-term assets that are used or useful in a business carried on by TeleCorp Wireless or Tritel or their respective Subsidiaries, are applied, on or prior to the 365th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, to the permanent reduction and prepayment of any Senior Indebtedness of the Company then outstanding (including a permanent reduction of the commitments in respect thereof).

          (b) Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 365th day after such Asset Disposition (or earlier if the Company so elects) to make an Offer to Purchase outstanding Securities at a purchase price in cash equal to (A) 100% of the Accreted Value on the Purchase Date, if such Purchase Date is after April 15, 2006, and (B) 100% of the principal amount at maturity plus accrued and unpaid interest to the Purchase Date, if such Purchase Date is after April 15. 2006, provided,
                                                                   --------
     however, that if the Company elects (or is required by the terms of any
     -------
     other Senior Subordinated Indebtedness) an offer may be made ratably to purchase the Securities and such other Senior Subordinated Indebtedness. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Securities (and any offer to purchase other Senior Subordinated Indebtedness ratably) until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15,000,000 (at which time the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15,000,000, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase (and any offer to purchase other Senior Subordinated Indebtedness ratably) may be used by the Company for any other purpose (subject to the other provisions of this Indenture), and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this Section 4.06 shall be reset to zero. These provisions shall not apply to a transaction consummated in compliance with the provisions of Section 5.01.

          (c) Pending application as set forth above, the Net Available Proceeds of any Asset Disposition may be invested in cash or Cash Equivalents or used to reduce temporarily Indebtedness outstanding under any revolving credit agreement to which the Company is a party and pursuant to which it has Incurred Indebtedness.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall be required to comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

          Section 4.07. Limitation on Transactions with Affiliates.
                        ------------------------------------------

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of their respective Affiliates, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any guarantee, loan, advance or Investment, either directly or indirectly, unless the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with a Person that is not such an Affiliate; provided,
                                                                     --------
     however, that:
     -------

          (1) in any transaction involving aggregate consideration in excess of $10,000,000, the Company shall deliver an Officers' Certificate to the Trustee stating that a majority of the disinterested directors of the board of directors of the Company or such Restricted Subsidiary, as the case may be, have determined, in their good faith judgment, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms'-length basis between unaffiliated parties; and

          (2) if the aggregate consideration is in excess of $25,000,000, the Company shall also deliver to the Trustee, prior to the consummation of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the holders of the Securities, from a financial point of view; provided, however, that the requirements set forth in this clause (2)
           --------  -------
     shall not apply in the case of exchanges of licenses and related assets between the Company or any of their Subsidiaries and AT&T Corp. or AT&T Wireless Services, Inc. and any of their Subsidiaries so long as the Fair Market Value of licenses and related assets exchanged by the Company or any of its Subsidiaries shall not exceed $50,000,000.

          (b) Notwithstanding the foregoing, the restrictions set forth in this
Section 4.07 shall not apply to:

     (1) transactions between or among the Company and/or any Restricted Subsidiaries;

     (2) any Restricted Payment or Permitted Investment permitted by Section
4.04;

     (3) directors' fees, indemnification and similar arrangements, officers' indemnification, employment agreements, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

     (4) any transactions pursuant to agreements existing on the date of this Indenture and described in the Offering Memorandum on terms substantially consistent with those set forth in the Offering Memorandum;

     (5) transactions with AT&T Corp. or AT&T Wireless Services, Inc. or any of their Affiliates relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from unaffiliated third parties;

     (6) transactions involving the leasing or sharing or other use by the Company or any Restricted Subsidiary of communications network facilities (including, without limitation, cable or fiber lines, equipment or transmission capacity) of any Affiliate of the Company (such Affiliate being a "Related Party") on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

     (7) transactions involving the provision of telecommunication services by a Related Party in the ordinary course of its business to the Company or any Restricted Subsidiary, or by the Company or any Restricted Subsidiary to a Related Party, on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

     (8) any sales agency agreements pursuant to which an Affiliate has the right to market any or all of the products or services of the Company or any of the Restricted Subsidiaries;

     (9) transactions involving the sale, transfer or other disposition of any shares of Capital Stock of any Marketing Affiliate; provided that such Marketing
                                                    --------
Affiliate is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof; and

          (10) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company and its subsidiaries in the ordinary course.

     Section 4.08. Change of Control.
                   -----------------

          (a) Upon the occurrence of a Change of Control, each holder of Securities shall have the right to require the Company to repurchase all or any part of such holder's Securities at a purchase price in cash equal to (1) 101% of the Accreted Value on the Purchase Date, if such date is on or before April 15, 2006, or (2) 101% of the principal amount at maturity, if such date is after April 15, 2006, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (b) Within 30 days following any Change of Control, the Company shall be required to mail a notice to each holder of Securities, with a copy to the Trustee (the "Change of Control Offer"), stating that the Company is commencing an Offer to Purchase all outstanding Securities at a purchase price in cash equal to (1) 101% of the Accreted Value on the Purchase Date, if such date is on or before April 15, 2006, or (2) 101% of the principal amount at maturity if such date is after April 15, 2006, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company. The Company's obligation to make a Change of Control Offer will be reinstated unless such third party purchases all Securities validly tendered and not withdrawn under such Change of Control Offer in accordance with its terms.

          (d) The Company shall be required to comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall be required to comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.08 by virtue thereof.

          (e) In the event that, at the time of a Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then, prior to the mailing of the notice to holders of Securities as provided in the immediately following paragraph, but in any event within 30 days following any Change of Control, the Company shall be required to:

          (1) repay in full all Bank Indebtedness; or

          (2) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Securities as required by this Section 4.08.

          (f) Notwithstanding any other provisions in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon (a) any merger with or acquisition of TeleCorp Wireless, Tritel and/or Triton by the Company or any of its wholly-owned Affiliates or wholly-owned Subsidiaries, or
(b) any acquisition of or merger with the Company and/or its Subsidiaries by AT &T Wireless or any of its wholly-owned Affiliates.

          Section 4.09. Compliance Certificate. The Company shall deliver to the
                        ----------------------
Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA (including the making of all representations and warranties mandated thereby).

          Section 4.10. Further Instruments and Acts. Upon request of the
                        ----------------------------
Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          Section 4.11. Future Subsidiary Guarantors. The Company shall cause
                        ----------------------------
each Restricted Subsidiary (excluding any Foreign Subsidiary) that Incurs Indebtedness to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in Exhibit C pursuant to which such Restricted Subsidiary will guarantee payment of the Securities; provided that the Company shall not cause any Special Purpose Subsidiary to become a Subsidiary Guarantor unless such Special Purpose Subsidiary Incurs Indebtedness other than Indebtedness in respect of the Company Credit Agreement (or any Refinancing Indebtedness Incurred to Refinance such Indebtedness) or FCC Debt. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          Section 4.12. [Intentionally Omitted].
                        -----------------------


          Section 4.13. Limitation on Designations of Unrestricted Subsidiaries.
                        -------------------------------------------------------

          (a) The Company may designate any Subsidiary of the Company (other than an Ineligible Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (2) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the aggregate amount of its Investments in such Subsidiary on such date; and

          (3) except in the case of a Subsidiary of the Company in which an Investment is being made pursuant to, and as permitted by, paragraph (c) of
     Section 4.04, the Company would be permitted to Incur $1.00 of additional Indebtedness pursuant to clause (a)(1) of Section 4.03 at the time of Designation (assuming the effectiveness of such Designation).

          (b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.04 for all purposes of this Indenture in the Designation Amount.

          (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation. In the event of any such Revocation, the Company shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary constituting a Restricted Payment pursuant Section 4.04 for all purposes under this Indenture in an amount (if positive) equal to:

          (1) the Fair Market Value of the aggregate amount of the Company's Investments in such Subsidiary at the time of such Revocation; less

          (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation.

          (d) All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

          Section 4.14. Limitation on Layered Indebtedness. The Company shall
                        ----------------------------------
not:


          (1) directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and rank subordinate in right of payment to any other Indebtedness of the Company; or

          (2) cause or permit any Subsidiary Guarantor to, and no Subsidiary Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and rank subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor;

provided that no Indebtedness shall be deemed to be subordinated solely by
--------
virtue of being unsecured.

          Section 4.15. Additional Activities. The Company shall not and shall
                        ---------------------
not permit any Restricted Subsidiary to utilize or contribute all or any portion of the proceeds from the Securities (as determined in the reasonable judgment of the board of directors of the Company) to any entity or joint venture that is not a Qualified Joint Venture.

                                   ARTICLE 5


                               Successor Company

          Section 5.01. Merger, Consolidation and Certain Sales of Assets.
                        -------------------------------------------------

          (a) The Company shall not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to consolidate or merge with or into any Person, or to sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Securities and under this Indenture;

          (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (1) of Section 4.03; provided, however that
                                                          --------  -------
     this clause (3) shall not apply in the case of a merger between or among the Company and any of TeleCorp Wireless, Tritel or Triton;

          (4) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Restricted Subsidiaries as a result of such transactions as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

          (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or sale of assets and such supplemental indenture, if any, comply with this Indenture.

The provisions of this paragraph (a) shall not apply to any merger of a Restricted Subsidiary with or into the Company or a Wholly Owned Subsidiary, the release of any Subsidiary Guarantor in accordance with the terms of its Subsidiary Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.06, or any acquisition by merger or otherwise of TeleCorp Wireless, Tritel and/or Triton by the Company or its Wholly Owned Subsidiaries.

The Company shall not permit any Subsidiary Guarantor to consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of all or substantially all of such Subsidiary Guarantor's assets, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:

          (1) the entity formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor), or to which such sale, assignment, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) such corporation assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor, if any, under its Subsidiary Guarantee;

          (3) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Subsidiary Guarantor as a result of such transactions as having been Incurred by such Subsidiary Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or sale of assets and such supplemental indenture, if any, comply with this Indenture.

                                   ARTICLE 6


                              Defaults and Remedies

          Section 6.01. Events of Default. An Event of Default occurs under this
                        -----------------
Indenture if:

          (1) the Company defaults in any payment of interest on any Security when due and payable, whether or not such payment shall be prohibited by
     Article 10, continued for 30 days;

          (2) the Company defaults in the payment of the Accreted Value or principal of any Security when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

          (3) the Company fails to comply with its obligations under Section
     5.01;

          (4) the Company fails to comply for 30 days after notice with any of its obligations under Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
     4.11, 4.13, 4.14 or 4.15

     (in each case, other than a failure to purchase Securities when required under Section 4.06 or 4.08);

          (5) the Company fails to comply for 60 days after notice with its other agreements contained in this Indenture or the Securities (other than those referred to in clause (1), (2), (3) or (4) above;

          (6) the Company or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000 or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified below;

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction renders a final judgment or decree (not subject to appeal) for the payment of money in excess of $15,000,000 or its foreign currency equivalent at the time it is entered against the Company or a Significant Subsidiary and such judgment or decree is not discharged, waived or stayed if:

               (A) an enforcement proceeding thereon is commenced by any creditor; or

               (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision");

          (9) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below; or

          (10) at any time prior to the occurrence of any of the Special Default Release Conditions, the Company shall be in default of or shall breach any of its obligations under the Procurement Contract and as a result thereof the Procurement Contract shall have terminated or been terminated; provided that the
                                                        --------
     Company shall have been given any notice of such default or breach as required under the Procurement Contract and any cure period thereunder shall have expired.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          A Default under clause (4), (5), (6) or (8) shall not constitute an Event of Default until the Trustee or the holders of at least 25% in Accreted Value of the outstanding Securities, voting as a single class, notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4), (5), (6) or (8) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          Section 6.02. Acceleration. If an Event of Default (other than an
                        ------------
Event of Default specified in clause (7) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in Accreted Value of the outstanding Securities, voting as a single class, by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clause (7) of Section 6.01 with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without
                 ---- -----
any declaration or other act on the part of the Trustee or any Securityholders. The Required Holders by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Prior to April 15, 2006, the portion of principal of all Securities that is declared and otherwise due and payable pursuant to this Section 6.02 shall be the Accreted Value of such Securities as of the date of declaration.

          Section 6.03. Other Remedies. If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          Section 6.04. Waiver of Past Defaults. The Required Holders by notice
                        -----------------------
to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Accreted Value of, principal amount at maturity of, or interest on a Security or (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          Section 6.05. Control by Majority. The Required Holders may direct the
                        -------------------
time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any
                               --------  -------
other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          Section 6.06. Limitation on Suits. Except to enforce the right to
                        -------------------
receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in Accreted Value of the outstanding Securities, voting as a single class, make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Required Holders do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          Section 6.07. Rights of Holders To Receive Payment. Notwithstanding
                        ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.08. Collection Suit by Trustee. If an Event of Default
                        --------------------------
specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          Section 6.09. Trustee May File Proofs of Claim. The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          Section 6.10. Priorities. If the Trustee collects any money or
                        ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any liquidated damages and interest, respectively; and

          FOURTH: to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

          Section 6.11. Undertaking for Costs. In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount at maturity of the Securities.

          Section 6.12. Waiver of Stay or Extension Laws. Neither the Company
                        --------------------------------
nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7


                                    Trustee

          Section 7.01. Duties of Trustee.
                        -----------------


          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;


          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          Section 7.02. Rights of Trustee.
                        -----------------

          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed to be genuine and to have been signed or presented by the proper party or parties.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through, agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                       --------  -------
     constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Required Holders, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (g) The Trustee shall not be accountable for the use by the Company of the proceeds of the Securities.

          Section 7.03. Individual Rights of Trustee. The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          Section 7.04. Trustee's Disclaimer. The Trustee shall not be
                        --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          Section 7.05. Notice of Defaults. If a Default occurs and is
                        ------------------
continuing and if it is actually known to a Trust Officer, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it actually becomes known to a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          Section 7.06. Reports by Trustee to Holders. As promptly as
                        -----------------------------
practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of July 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with
Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

          Section 7.07. Compensation and Indemnity. The Company shall pay to the
                        --------------------------
Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary

Guarantor, jointly and severally shall indemnify the Trustee, its directors, officers, employees and agents against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided,
                                                                 --------
however, that any failure so to notify the Company shall not relieve the Company
-------
or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however,
                                                            --------  -------
that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantor, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) or (8) of Section 6.01 with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          Section 7.08. Replacement of Trustee. The Trustee may resign at any
                        ----------------------
time by so notifying the Company. The Required Holders may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property;

          (4) the Trustee otherwise becomes incapable of acting; or

          (5) the Trustee increases its fees (exclusive of fees for extraordinary services) by more than 10% in any twelve month period.

          If the Trustee resigns, is removed by the Company or by the Required Holders and such Required Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in Accreted Value of the outstanding Securities, voting as a single class, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          Section 7.09. Successor Trustee by Merger. If the Trustee consolidates
                        ---------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          Section 7.10. Eligibility; Disqualification. The Trustee shall at all
                        -----------------------------
times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
Section 3.01(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 3.01(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 3.01(b)(1) of the TIA are met.

          Section 7.11. Preferential Collection of Claims Against Company. The
                        -------------------------------------------------
Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in

Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

          Section 7.12. Trustee Acting as Paying Agent or Registrar. In the
                        -------------------------------------------
event that the Trustee is also acting as a Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Paying Agent or Registrar.

                                   ARTICLE 8


                       Discharge of Indenture; Defeasance

          Section 8.01. Discharge of Liability on Securities; Defeasance.
                        ------------------------------------------------

          (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.08) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3, and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14 and 4.15 and the
operation of Section 5.01(a)(3), 6.01(4), 6.01(6), 6.01(7) (with respect to
Significant Subsidiaries of the Company only) and 6.01(8) (with respect to Significant Subsidiaries of the Company only) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option, the obligations under the Subsidiary Guarantees shall each be terminated simultaneously with the termination of such obligations.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries of the Company only) or 6.01(8) because of the failure of the Company to comply with clauses (3) and
(4) of Section 5.01(a).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and
in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          Section 8.02. Conditions to Defeasance. The Company may exercise its
                        ------------------------
legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in clause (7) or (8) of Section 6.01 with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with. Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          Section 8.03. Application of Trust Money. The Trustee shall hold in
                        --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

          Section 8.04. Repayment to Company. The Trustee and the Paying Agent
                        --------------------
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          Section 8.05. Indemnity for Government Obligations. The Company shall
                        ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable
                        -------------
to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9


                                   Amendments

          Section 9.01. Without Consent of Holders.
                        --------------------------

          (a) Without the consent of any Holder of Securities, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture to:

          (1) cure any ambiguity, omission, defect or inconsistency;

          (2) comply with Article 5;

          (3) provide for uncertificated Securities in addition to, or in place of, certificated Securities; provided, however, that the uncertificated
                                  --------  -------
     Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any Representative thereof) under Article 10 or Article 12;

          (5) add additional guarantees with respect to the Securities;

          (6) secure the Securities;

          (7) add to the covenants of the Company for the benefit of the Securityholders;

          (8) surrender any right or power herein conferred upon the Company;

          (9) make any change that does not adversely affect the rights of any Securityholder;

          (10) provide for the creation and issuance of any Tranche of Securities or of any additional Securities of a particular Tranche, including the issuance of the Exchange Securities or Private Exchange Securities, subject to the provisions of this Indenture; or

          (11) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA.

          (b) No amendment may be made under this Section 9.01, that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          (c) After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of the amendment.

          Section 9.02. With Consent of Holders. The Company, the Subsidiary
                        -----------------------
Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Required Holders (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of, or extend the time for payment of, interest or any liquidated damages on any Security;

          (3) reduce the principal of, or extend the Stated Maturity of, any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) impair the right of any Holder of Securities to receive payment of principal of and interest or any liquidated damages on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (7) make any change in the amendment provisions which require the consent of each Holder of Securities or in the waiver provisions.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          Section 9.03. Compliance with Trust Indenture Act. Every amendment to
                        -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

          Section 9.04. Revocation and Effect of Consents and Waivers. A consent
                        ---------------------------------------------
to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          Section 9.05. Notation on or Exchange of Securities. If an amendment
                        -------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          Section 9.06. Trustee To Sign Amendments. The Trustee shall sign any
                        --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          Section 9.07. Payment for Consent. Neither the Company nor any
                        -------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 10


                                 Subordination

          Section 10.01. Agreement To Subordinate. The Company agrees, and each
                         ------------------------
Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of
                  ---- -----
the Company, and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Securities shall be deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Registration Agreement. All provisions of this Article 10 shall be subject to
Section 10.12.

          Section 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment
                         ------------------------------------
or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

          (2) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.

          Section 10.03. Default on Senior Indebtedness. The Company may not pay
                         ------------------------------
the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not otherwise repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Designated Senior Indebtedness of the Company is not paid when due or (ii) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities
                   --------  -------
without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day
             --------  -------
period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however,
                                                     -------- -------  -------
that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 10.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          Section 10.04. Acceleration of Payment of Securities. If payment of
                         -------------------------------------
the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

          Section 10.05. When Distribution Must Be Paid Over. If a distribution
                         -----------------------------------
is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

          Section 10.06. Subrogation. After all Senior Indebtedness of the
                         -----------
Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

          Section 10.07. Relative Rights. This Article 10 defines the relative
                         ---------------
rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on and liquidated damages in respect of, the Securities in accordance with their terms; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

          Section 10.08. Subordination May Not Be Impaired by Company. No right
                         --------------------------------------------
of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          Section 10.09. Rights of Trustee and Paying Agent. Notwithstanding
                         ----------------------------------
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 10. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided,
                                                                  --------
however, that, if an issue of Senior Indebtedness of the Company has a
-------
Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          Section 10.10. Distribution or Notice to Representative. Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

          Section 10.11. Article 10 Not To Prevent Events of Default or Limit
                         ----------------------------------------------------
Right To Accelerate. The failure to make a payment pursuant to the Securities by
-------------------
reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

          Section 10.12. Trust Moneys Not Subordinated. Notwithstanding anything
                         -----------------------------
contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          Section 10.13. Trustee Entitled To Rely. Upon any payment or
                         ------------------------
distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely conclusively (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          Section 10.14. Trustee To Effectuate Subordination. Each
                         -----------------------------------
Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          Section 10.15. Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the
------------
holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

          Section 10.16. Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions. Each Securityholder by accepting a Security
------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          Section 10.17. Trustee's Compensation Not Prejudiced. Nothing in this
                         -------------------------------------
Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

          Section 10.18. Defeasance. The terms of this Article 10 shall not
                         ----------
apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to the provisions described in Section 8.03.

                                   ARTICLE 11


                             Subsidiary Guarantees

          Section 11.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby
                         ---------------------
jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or liquidated damages in respect of, the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 11.02(b).

          Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor's obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Subsidiary Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Subsidiary Guarantor and is made subject to such provisions of this Indenture.

          Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations (except as otherwise provided in Section 8.01(b)). Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 11.01.

          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

          Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          Section 11.02. Limitation on Liability.
                         -----------------------

          (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) A Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 11 upon
(i) the merger or consolidation of such Subsidiary Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Subsidiary Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of a majority of the Capital Stock of such Subsidiary Guarantor, where, after such sale, such Subsidiary Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger,
                           --------  -------
consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 and
Section 5.01(b). At the written request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          Section 11.03. Successors and Assigns. This Article 11 shall be
                         ----------------------
binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          Section 11.04. No Waiver. Neither a failure nor a delay on the part of
                         ---------
either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          Section 11.05. Modification. No modification, amendment or waiver of
                         ------------
any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          Section 11.06. Execution of Supplemental Indenture for Future
                         ----------------------------------------------
Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary
---------------------
Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                   ARTICLE 12


                   Subordination of the Subsidiary Guarantees

          Section 12.01. Agreement To Subordinate. Each Subsidiary Guarantor
                         ------------------------
agrees, and each Securityholder by accepting a Security agrees, that the obligations of a Subsidiary Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Subsidiary Guarantor. The obligations hereunder with respect to a Subsidiary Guarantor shall in all respects rank pari passu
                                                                  ---- -----
with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Subsidiary Guarantor; and only Indebtedness of such Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

          Section 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment
                         ------------------------------------
or distribution of the assets of a Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor and its properties:

          (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Subsidiary Guarantor; and

          (2) until the Senior Indebtedness of such Subsidiary Guarantor is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Guarantees.

          Section 12.03. Default on Designated Senior Indebtedness of a
                         ----------------------------------------------
Subsidiary Guarantor. A Subsidiary Guarantor may not make any payment pursuant
--------------------
to any of the Guaranteed Obligations or repurchase, redeem or otherwise retire any Securities (collectively, "pay its Guarantee") if (i) any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid when due or (ii) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that such
                                           --------  -------
Subsidiary Guarantor may pay its Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of such Designated Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay its Guarantee for a Payment Blockage Period commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor and the Company) of a Blockage Notice of such default from the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the

Trustee (with a copy to such Subsidiary Guarantor and the Company) from the Person or Persons who gave such Blockage Notice, (ii) because such Designated Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Subsidiary Guarantor may resume paying its Guarantee after such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given with respect to a Subsidiary Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period.

          Section 12.04. Demand for Payment. If payment of the Securities is
                         ------------------
accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Subsidiary Guarantor is outstanding, such Subsidiary Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

          Section 12.05. When Distribution Must Be Paid Over. If a payment or
                         -----------------------------------
distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Subsidiary Guarantor and pay it over to them as their respective interests may appear.

          Section 12.06. Subrogation. After all Senior Indebtedness of a
                         -----------
Subsidiary Guarantor is paid in full and until the Securities are paid in full in cash, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article 12 to holders of Senior Indebtedness of such Subsidiary Guarantor which otherwise would have been made to Securityholders is not, as between such Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on Senior Indebtedness of such Subsidiary Guarantor.

          Section 12.07. Relative Rights. This Article 12 defines the relative
                         ---------------
rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of a Subsidiary Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Subsidiary Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

          Section 12.08. Subordination May Not Be Impaired by a Subsidiary
                         -------------------------------------------------
Guarantor. No right of any holder of Senior Indebtedness of a Subsidiary
---------
Guarantor to enforce the subordination of the obligations of such Subsidiary Guarantor hereunder shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

          Section 12.09. Rights of Trustee and Paying Agent. Notwithstanding
                         ----------------------------------
Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 12. A Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Subsidiary Guarantor may give the notice; provided, however, that if an issue of Senior
                               --------  -------
Indebtedness of a Subsidiary Guarantor has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Subsidiary Guarantor; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder.
Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          Section 12.10. Distribution or Notice to Representative. Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of a Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

          Section 12.11. Article 12 Not To Prevent Events of Default or Limit
                         ----------------------------------------------------
Right To Accelerate. The failure of a Subsidiary Guarantor to make a payment on
-------------------
any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Subsidiary Guarantor under such obligations. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Subsidiary Guarantor pursuant to Article 11.

          Section 12.12. Trustee Entitled To Rely. Upon any payment or
                         ------------------------
distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely conclusively (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of a Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Subsidiary Guarantor and other Indebtedness of a Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

          Section 12.13. Trustee To Effectuate Subordination. Each
                         -----------------------------------
Securityholder by accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of each of the Subsidiary Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          Section 12.14. Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness of a Subsidiary Guarantor. The Trustee shall not be deemed to owe
--------------------------------------
any fiduciary duty to the holders of Senior Indebtedness of a Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Subsidiary Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article 12 or otherwise.

          Section 12.15. Reliance by Holders of Senior Indebtedness of a
                         -----------------------------------------------
Subsidiary Guarantor on Subordination Provisions. Each Securityholder by
------------------------------------------------
accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          Section 12.16. Defeasance. The terms of this Article 12 shall not
                         ----------
apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to the provisions described in Section 8.03.

                                   ARTICLE 13


                           Satisfaction and Discharge

          Section 13.01. Satisfaction and Discharge of Indenture. This Indenture
                         ---------------------------------------
shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a) either (1) all such Securities theretofore authenticated and delivered (other than lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 2.08) have been delivered to the Trustee for cancellation; or (2) all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing prior to the date the Securities have become due and payable, the Stated Maturity of the Securities or the relevant redemption date for the Notes, as the case may be, sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest at maturity, Stated Maturity or redemption date;

          (b) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Subsidiary Guarantor; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and
(ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Subsidiary Guarantor or any Subsidiary is a party or by which the Company, any Subsidiary Guarantor or any of the Company's Subsidiaries is bound.

          Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 7.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 13.01, the obligations of the Trustee under
Section 13.02 shall survive.

          Section 13.02. Application of Trust Money. Subject to the provisions
                         --------------------------
of the last paragraph of Section 2.05, all United States dollars deposited with the Trustee pursuant to

Section 13.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

                                   ARTICLE 14


                                 Miscellaneous

          Section 14.01. Trust Indenture Act Controls. If any provision of this
                         ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 14.02. Notices. Any notice or communication shall be in
                         -------
writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company:

          TeleCorp PCS, Inc.
          1010 N. Glebe Road, Suite 800
          Arlington, VA 22201
          (703) 236-1100
          Attention of: Thomas H. Sullivan, Esq.

          if to the Trustee:

          Firstar Bank, N.A.
          101 East Fifth Street
          St. Paul, Minnesota 55101
          Attention of: Corporate Trust Department

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 14.03. Communication by Holders with Other Holders.
                         -------------------------------------------
Securityholders may communicate pursuant to Section 312(b) of the TIA with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

          Section 14.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 14.05. Statements Required in Certificate or Opinion. Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          Section 14.06. When Securities Disregarded. In determining whether the
                         ---------------------------
Holders of the required Accreted Value have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          Section 14.07. Rules by Trustee, Paying Agent and Registrar. The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          Section 14.08. Legal Holidays. If a payment date is a Legal Holiday,
                         --------------
payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          Section 14.09.    GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES
                            -------------
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 14.10. No Recourse Against Others. A director, officer,
                         --------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          Section 14.11. Successors. All agreements of the Company and each
                         ----------
Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 14.12. Multiple Originals. The parties may sign any number of
                         ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          Section 14.13. Table of Contents; Headings. The table of contents,
                         ---------------------------
cross- reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          Section 14.14. Acts of Securityholders. (a) Any request, demand,
                         -----------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders or Securityholders of any Tranche may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Securityholders' consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by resolution of the board of directors of the Company, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. Such record date shall be the later of 10 days prior to the first solicitation of such action or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 2.05. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon whether or not notation of such action is made upon such Security.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                 TELECORP PCS, INC.,


                                 by  /s/ Thomas H. Sullivan
                                    __________________________________
                                    Name:  Thomas H.  Sullivan
                                    Title: Executive Vice President and Chief
                                           Financial Officer


                                 FIRSTAR BANK, N.A., as Trustee,


                                 by /s/ Frank Leslie
                                   __________________________________
                                    Name:  Frank Leslie
                                    Title: Vice President